Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-11 of our report dated March 28, 2023 with respect to the audited consolidated financial statements of Generation Income Properties, Inc. for the years ended December 31, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 8, 2024